UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/18/2005

W&T Offshore, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-32414

Texas	72-1121985
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8 Greenway Plaza, Suite 1330
Houston, TX 77046
(Address of Principal Executive Offices, Including Zip Code)

713.626.8525
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

On October 17, 2005, W&T Offshore, Inc. (the "Company" ) issued a press release announcing that it is currently producing approximately 96 million cubic feet of gas equivalent (MMcfe) net per day, which represents 51% of the Company's pre-Hurricane Rita and 39% pre-Hurricane Katrina production. The Company also reports that it has been successful with its exploration and development drilling program that includes eight successful wells out of nine wells drilled since the end of the second quarter, six of which were drilled since Hurricane Katrina.

A copy of the press release dated October 17, 2005, is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

W&T Offshore, Inc. Press Release, dated October 17, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

W&T Offshore, Inc.

Date: October 18, 2005.	By:	/s/ Stephen A. Landry
Stephen A. Landry
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	W&T Offshore, Inc. Press Release, dated October 17, 2005